Exhibit 99.1
Blaize Holdings, Inc. Announces Distribution of Series B Preferred Stock to Holders of its Common Stock Intended to Facilitate a Reverse Stock Split, if Necessary

San Jose, Calif. – October 16, 2026 – Blaize Holdings, Inc. (NASDAQ: BZAI, NASDAQ: BZAIW) (“Blaize,” the “Company,” “we,” “us,” and “our”) , a leader in programmable, energy-efficient AI computing, announced today that its Board of Directors declared a dividend of one one-thousandth of a share of newly designated Series B Preferred Stock, par value $0.0001 per share, for each outstanding share of Blaize common stock held of record on October 26, 2026. The outstanding shares of Series B Preferred Stock will vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposal to adopt an amendment to the Company’s certificate of incorporation to reclassify the outstanding shares of the Company’s common stock into a smaller number of shares of such common stock at a ratio specified in or determined in accordance with the terms of any such amendment (a “Reverse Stock Split Proposal”), as well as any proposal to adjourn any meeting of stockholders called for the purpose of voting on the foregoing matter (an “Adjournment Proposal”), and will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law. Subject to certain limitations, each outstanding share of Series B Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series B Preferred Stock).

All shares of Series B Preferred Stock that are not present in person or by proxy at any meeting of stockholders held to vote on the above described amendment proposal as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by the Company. Any outstanding shares of Series B Preferred Stock that have not been so redeemed will automatically be redeemed in whole, but not in part, at the close of business on the earlier of (i) the business day established by the Company’s Board of Directors in its sole discretion and (ii) the first business day following the date on which the Company’s stockholders approve an amendment to the Company’s certificate of incorporation to reclassify the outstanding shares of the Company’s common stock into a smaller number of shares of such common stock at a ratio specified in or determined in accordance with the terms of any such amendment.
The Company’s Board of Directors has adopted resolutions providing that the Series B Preferred Stock will be uncertificated. The certificate of designation governing Series B Preferred Stock will provide that shares of Series B Preferred Stock may not be transferred except in connection with a transfer by such holder of any shares of the Company’s common stock held by such holder. In that case, a number of one one-thousandths of a share of Series B Preferred Stock equal to the number of shares of the Company’s common stock to be transferred by such holder will be transferred to the transferee of such shares of common stock.

Further details regarding the Series B Preferred Stock will be contained in a report on Form 8-K to be filed by Blaize with the Securities and Exchange Commission.

About Blaize Holdings, Inc.

Blaize delivers a programmable AI platform, purpose-built for AI inference workloads in real-world environments. Its Hybrid AI architecture combines the Blaize GSP (Graph Streaming Processor) with GPU-based infrastructure, enabling AI inference workloads to run across edge, cloud, and data center. Blaize solutions support computer vision, multimodal AI, and sensor-driven applications across smart cities, industrial automation, telecommunications, retail, logistics, and mission-critical operations. Blaize is headquartered in San Jose, California, with a presence across North America, Europe, the Middle East, and Asia. Visit www.blaize.com or follow us on LinkedIn @blaizeinc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding a Reverse Stock Split Proposal and an Adjournment Proposal, if any.

Forward-looking statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances, many of which are outside the Company’s control. Actual results may differ materially from those expressed or implied by these forward-looking statements. Important factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission, including the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 24, 2026, as amended on April 30, 2026. Forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update them except as required by law.

Investors Contact
IR@blaize.com

Media Contact
press@blaize.com